As filed with the Securities and Exchange Commission on May 22, 2007

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

SIRTRIS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	20-1410189
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

790 Memorial Drive

Cambridge, MA 02139

(617) 252-6920

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Christoph Westphal

Chief Executive Officer

Sirtris Pharmaceuticals, Inc.

790 Memorial Drive

Cambridge, MA 02139

(617) 252-6920

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Marc Rubenstein, Esq.	Richard D. Truesdell, Jr., Esq.
Ropes & Gray LLP	Davis Polk & Wardwell
One International Place	450 Lexington Avenue
Boston, MA 02110-2624	New York, NY 10017
Phone: (617) 951-7000	Phone: (212) 450-4000
Fax: (617) 951-7050	Fax: (212) 450-4800

Approximate date of commencement of proposed sale to public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☒  333-140979

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)(2)	Proposed Maximum Offering Price Per Share (3)	Proposed maximum aggregate offering price (1)(3)	Amount of registration fee (2)
Common Stock, $0.001 par value per share	1,150,000	$10.00	$11,500,000	$354

(1)          Includes 150,000 shares subject to the underwriters’ over-allotment option.

(2)          The 1,150,000 shares being registered under this Registration Statement are in addition to the 5,750,000 shares registered pursuant to the Registration Statement on Form S-1 (File No. 333-140979).

(3)          Based on the public offering price of $10.00 per share.

This Registration Statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S–1 is being filed with respect to the registration of additional shares of common stock, par value $0.001 per share, of Sirtris Pharmaceuticals, Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement includes the registration statement facing page, this page, the signature pages, an exhibit index, an opinion of counsel regarding the legality of the securities being registered and a related consent, and accountants’ consents. This Registration Statement relates to the Registrant’s Registration Statement on Form S–1, as amended (Registration No. 333–140979), initially filed by the Registrant on March 1, 2007 and declared effective by the Securities and Exchange Commission on May 22, 2007. The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate number of shares of common stock offered by the Registrant by 1,000,000 shares and increasing by 150,000 the shares subject to purchase upon exercise of the underwriters’ option to purchase additional shares of common stock. Pursuant to Rule 462(b), the contents of the Registration Statement on Form S–1, as amended (File No. 333–140979), including the exhibits and the power of attorney thereto, are incorporated by reference into this Registration Statement.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

All exhibits filed with or incorporated by reference in the Registration Statement on Form S–1 (Registration No. 333–140979) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith.

Exhibit Number	Description of Exhibit
5.1	Opinion of Ropes & Gray LLP, counsel to the Registrant.
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.
23.3	Consent of Ropes & Gray LLP (see Exhibit 5.1).
24.1	Power of Attorney (incorporated by reference to the Registration Statement on Form S-1 of the Registrant, File No. 333-140979)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on May 22, 2007.

SIRTRIS PHARMACEUTICALS, INC.

By:	/s/ CHRISTOPH WESTPHAL
Christoph Westphal
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURES	TITLE	DATE

	President, Chief Executive	May 22, 2007
/s/ CHRISTOPH WESTPHAL	Officer and Director
Christoph Westphal

/s/ GAREN BOHLIN	Principal Financial Officer	May 22, 2007
Garen Bohlin

/s/ PAUL BRANNELLY	Principal Accounting Officer	May 22, 2007
Paul Brannelly

*	Director	May 22, 2007
Richard Aldrich

*	Director	May 22, 2007
John Clarke

*	Director	May 22, 2007
Alan Crane

*	Director	May 22, 2007
John Freund

*	Director	May 22, 2007
Stephen Hoffman

*	Director	May 22, 2007
Richard Pops

*	Director	May 22, 2007
Paul Schimmel

*	Director	May 22, 2007
David Sinclair

*By:	/s/ CHRISTOPH WESTPHAL
Christoph Westphal
Attorney-in-Fact